STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

         "NFO" WORLDWIDE, INC.", A DELAWARE CORPORATION,

         WITH AND INTO "NFO RESEARCH, INC." UNDER THE NAME OF "NFO WORLDWIDE, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TENTH DAY OF OCTOBER, A.D. 1997, AT 9 O'CLOCK A.M.






                                           /s/ Edward J. Freel
                                           -------------------
                                           Edward J. Freel, Secretary of State

                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 10/10/97
                                                       971342963 - 2273866


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                               NFO WORLDWIDE, INC.

                                  WITH AND INTO

                               NFO RESEARCH, INC.

                            -------------------------

                           Pursuant to Section 253 of
                           the General Corporation Law
                            of the State of Delaware

                            -------------------------


         NFO RESEARCH, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), desiring to merge (the "Merger") its wholly-owned subsidiary, NFO WORLDWIDE, INC., a corporation organized and existing under the laws of the State of Delaware ("NFO Worldwide"), with and into the Corporation, DOES HEREBY CERTIFY as follows:

         FIRST: That the Corporation was incorporated under the laws of the State of Delaware on September 17, 1991.

         SECOND: That the Corporation owns all of the issued and outstanding shares of common stock (the only outstanding class of stock) of NFO Worldwide, which was incorporated under the laws of the State of Delaware on September 26, 1997.

         THIRD: That the Board of Directors of the Corporation, in accordance with Section 253 of the General Corporation Law of the State of Delaware, by unanimous written consent of its directors dated September 29, 1997 adopted the following resolutions, which have not been modified or rescinded and are in full force and effect on the date hereof, authorizing such merger upon the terms and conditions set forth therein:

         RESOLVED, that, pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), NFO Worldwide, Inc. ("NFO Worldwide") be merged (the "Merger") with and into NFO Research, Inc. (the "Corporation") on the following terms and conditions:

                  (i) The effective time of the Merger (the "Effective Time") shall be the time of filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware;

                  (ii) At the Effective Time and in accordance with applicable law, NFO Worldwide shall be merged with and into the Corporation, with the Corporation being the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Time, the separate existence of NFO Worldwide shall cease and the other effects of the Merger shall be as set forth in the DGCL (including, without limitation, Sections 259, 260 and 261 thereof);

                  (iii) Except as provided in paragraph (vi) below, the Certificate of Incorporation of the Corporation, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law;

                  (iv) The By-laws of the Corporation, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the By-laws of the Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law;

                  (v) The officers and directors of the Corporation at the Effective Time shall continue to be the officers and directors of the Surviving Corporation and shall serve until their respective successors are duly elected or appointed and qualify or their earlier resignation or removal;

                  (vi) At the Effective Time, the name of the Surviving Corporation shall be NFO Worldwide, Inc.;

                  (vii) The President or any Vice President of the Corporation shall be, and each of them hereby is, authorized to execute, and the Secretary of the Corporation is hereby authorized to attest to the execution of, a Certificate of Ownership and Merger, and the President or any Vice President shall be, and each of them hereby is, authorized to cause the Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware; and

                  (ix) The President, any Vice President and Secretary of the Corporation are hereby authorized and empowered, acting in the name and on behalf of the Corporation, to execute and deliver such other instruments and documents and to take such other actions which they, or any one of them, deem necessary or appropriate to carry out the intent of these resolutions, the due execution and delivery by them of any such instrument or document and the taking by them of any such action to be conclusive evidence of their approval and authority pursuant to this resolution.

         FOURTH: That the name of the Surviving Corporation shall be NFO Research, Inc., changing its name to NFO Worldwide, Inc.

         FIFTH: That at the Effective Time, the Certificate of Incorporation of the Corporation, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation, as amended to change the name of the Surviving Corporation to "NFO Worldwide, Inc.", until further amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

         SIXTH: That the aforesaid resolution of Merger was duly adopted in accordance with the applicable provisions of Section 253 of the General Corporation Law of the State of Delaware.

         SEVENTH: That the Merger shall become effective upon the filing of this certificate with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the duly authorized officers of the Corporation, have caused this Certificate of Ownership and Merger to be signed and attested to this 10th day of October, 1997.

                                          NFO RESEARCH, INC.


                                          By: /s/ William E. Lipner
                                          -------------------------
                                          Name: William E. Lipner
                                          Title: Chairman, President and
                                                 Chief Executive Officer


ATTEST:


By: /s/ Patrick G. Healy
------------------------
Name: Patrick G. Healy
Title: Executive Vice President-Finance
       and Chief Financial Officer

                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NFO RESEARCH, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF SEPTEMBER, A.D. 1996, AT 11 O'CLOCK A.M.




                                           /s/ Edward J. Freel
                                           -------------------
                                           Edward J. Freel, Secretary of State

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               NFO RESEARCH, INC.


           (Under Section 242 of the Delaware General Corporation Law)


         NFO Research, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: The name of the Corporation is NFO Research, Inc.

         SECOND: Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph thereof and substituting in lieu thereof the following paragraph: "The total number of shares which the Corporation shall have authority to issue is sixty-five million (65,000,000), consisting of sixty million (60,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock") and five million (5,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock")."

         THIRD: The aforesaid amendment has been duly adopted in accordance with
Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer, this 20th day of September, 1996.

                                          NFO RESEARCH, INC.


                                          By: /s/ William E. Lipner
                                          -------------------------
                                          Name: William E. Lipner
                                          Title: Chairman, President and
                                                 Chief Executive Officer

                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NFO RESEARCH, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF AUGUST, A.D. 1995, AT 10:45 O'CLOCK A.M.




                                           /s/ Edward J. Freel
                                           -------------------
                                           Edward J. Freel, Secretary of State

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:45 AM 08/07/1995
                                                          950177323 - 2273866



                            CERTIFICATE OF AMENDMENT

                                     OF THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               NFO RESEARCH, INC.

              -----------------------------------------------------

                         Adopted in accordance with the
                    provisions of Section 242 of the General
                    Corporation Law of the State of Delaware

              -----------------------------------------------------



         We, William E. Lipner, President, and Steven J. Gilbert, Secretary, of NFO RESEARCH, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "Corporation"), DO HEREBY CERTIFY under the seal of the Corporation as follows:

         FIRST: Article FIFTH of the Restated Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety and substituting in lieu thereof the following new Article FIFTH:

                              FIFTH: At all meetings of stockholders, each
                  stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. Except as otherwise provided by statute or by the Restated Certificate of Incorporation, at any meeting of stockholders (at which a quorum was present to organize the meeting), any election of directors shall be decided by a plurality of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote in the election and all other matters shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, in each case whether or not a quorum is present when the vote is taken.

                  SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation, being the only class entitled vote at a duly held meeting of stockholders.

                  IN WITNESS WHEREOF, we have signed this Certificate of Amendment and caused the corporate seal of said NFO RESEARCH, INC. to be hereunto affixed this 5th day of May, 1995.



                                                     /s/ William E. Lipner
                                                     ---------------------
                                                     William E. Lipner
                                                     President



[SEAL]


ATTEST:


/s/ Steven J. Gilbert
---------------------
Steven J. Gilbert
Secretary

                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "NFO RESEARCH, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF APRIL, A.D. 1993, AT 3:30 O'CLOCK P.M.




                                           /s/ Edward J. Freel
                                           -------------------
                                           Edward J. Freel, Secretary of State

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               NFO RESEARCH, INC.

         The undersigned, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "Corporation"), DOES HEREBY CERTIFY as follows:

         1. The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on September 17, 1991 and amended and restated on September 27, 1991 and further amended on October 21, 1991.

         2. On December 21, 1992, the Corporation filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

         3. On February 23, 1993, and March 15, 1993, in the manner prescribed by Section 242 and 245 of the General Corporation Law of the State of Delaware, as amended, resolutions were duly adopted by the Board of Directors and the stockholders of the Corporation, respectively, duly adopting this Restated Certificate of Incorporation and amending the Certificate of Incorporation of the Corporation as herein provided.

         4. Pursuant to the provisions of Section 103(d) of the General Corporation Law of the State of Delaware, as amended, this Restated Certificate of Incorporation is not to become effective until 9:00 a.m. New York time on April 15, 1993 (the "Effective Date").

         5. The text of the certificate of incorporation of the Corporation as amended and restated herein, shall, at the effective time of this Restated Certificate of Incorporation, read as follows:

                                      * * *

         FIRST: The name of the Corporation is NFO Research, Inc. (hereinafter the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the "GCL").

         FOURTH: The total number of shares which the Corporation shall have authority to issue is twenty million (20,000,000), consisting of fifteen million (15,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock") and five million (5,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

         A. PREFERRED STOCK. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to fix by resolution or resolutions providing for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to Section 151 of the General Corporation Law of the State of Delaware, to establish from to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The Board of Directors may from time to time increase the number of shares of any series of Preferred Stock already created by providing that any unissued shares of Preferred Stock shall constitute part of such series, or decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Preferred Stock already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify any unissued Preferred Stock by fixing or altering the terms thereof in respect of the above-mentioned particulars and by assigning the same to any existing or newly created series from time to time before the issuance of such Preferred Stock.

         B. COMMON STOCK. A statement of the designations, powers, preferences, rights, qualifications, limitations and restriction in respect of the shares of Common Stock is as follows:

         (1) Dividends. The Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared, whether payable in cash, in property or in shares of stock or other securities of the Corporation, the holders of Common Stock shall be entitled to share ratably, according to the number of shares of Common Stock held by them, in such dividends.

         (2) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

         (3) Voting Rights. Except as otherwise provided in this Certificate of Incorporation or by applicable law, the holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by him.

         C. CONVERSION. (1) On the Effective Date, by virtue of the effectiveness of this Restated Certificate of Incorporation, and without any action on the holders of such shares, each share of Class A Common Stock and each share of Class B Common Stock of the Corporation outstanding prior to the effectiveness of this Restated Certificate of Incorporation shall be extinguished and cease to exist and shall be converted into 33.82700 shares of Common Stock and 22.57127 shares of Common Stock, respectively, which shares of Common Stock shall be fully paid and nonassessable shares of the Corporation.

         (2) No fractional shares of Common Stock shall be issued upon the aforementioned conversion, but instead such fractional shares, which would have been issuable but for the prohibition in this paragraph, shall evidence the right to receive cash equal to the number of fractional shares multiplied by the initial public offering price of the shares of Common Stock offered to the public pursuant to the Company's Registration Statement on Form S-1 (File No. 33-58748) filed with the Securities and Exchange Commission.

         (3) On the Effective Date or as soon as practicable thereafter, each holder of the Class A Common Stock and Class B Common Stock shall surrender its shares to the Secretary of the Company in exchange for (i) the number of shares of Common Stock as determined in subparagraph (C)(1) above and (ii) the amount, if applicable to such holder, referred to in subparagraph (C)(2) above payable by check, to which such holder is entitled. No holder shall be entitled to any interest on the cash in lieu of fractional shares to which it is entitled.

         FIFTH: At all meetings of stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholders of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of all of the shares of stock of the Corporation outstanding and entitled to vote on any matter, question or proposal brought before such meeting shall decide such question, unless the question is one upon which, by express provision of law, this Certificate of Incorporation or the By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         SIXTH: The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than three nor more than twelve. Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

         A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         Advance notice of nominations for the election of directors, other than nominations by the Board of Directors or a committee thereof, shall be given to the Corporation in the manner provided in the By-Laws.

         SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

         (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

         EIGHTH: (1) Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         (2) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not effected by a consent in writing by any such holders.

         NINTH: (1) The Corporation shall, to the fullest extent permitted by
Section 145 of the GCL, as the same may be amended and supplemented, indemnify any and all directors and officers whom it shall have power to indemnify under said Section and may, upon the act of the Board of Directors, indemnify all other persons whom it shall have power to indemnify under said Section, from and against any and all of the expenses, liabilities or other matters referred to in or converted by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The rights to indemnification hereunder shall continue as to a director or officer who has ceased to be a director or officer, shall inure to the benefit of the heirs, executors and administrators of the director or officer, and may, upon such act of the Board of Directors, continue as to such other persons and inure to the benefit of the heirs, executors and administrators of such other persons. The rights to indemnification conferred in this ARTICLE NINTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law.

         (2) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this ARTICLE NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         (3) Neither the amendment, change, alteration nor repeal of this ARTICLE NINTH, nor the adoption of any provision of this Certificate of Incorporation or the By-Laws of the Corporation nor any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH or the rights or any protections afforded under this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, change, alteration, repeal, adoption or modification.

         TENTH: The Corporation reserves the right to repeal, alter or amend this Certificate of Incorporation in the manner now or hereafter prescribed by statute. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the By-Laws and applicable law and thereafter approved by the stockholders.

         ELEVENTH: The Corporation has elected to be governed by Section 203 of the GCL.

         IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary.

                                                  NFO RESEARCH, INC.


(Corporate Seal)                                  By: /s/ William E. Lipner
                                                  -------------------------
                                                  William E. Lipner
                                                  President



ATTEST:


/s/ Steven J. Gilbert
---------------------
Steven J. Gilbert
Secretary